AGREEMENT


         THIS AGREEMENT (the "AGREEMENT") is entered into as of the 1st day of July, 1999 by and between Atlantic Gulf Communities Corporation, a Delaware corporation (the "COMPANY") and Joel K. Goldman ("KEY EMPLOYEE").

                                 W H E R E A S:

         A. Key Employee has been employed by the Company since January, 1996 and has served as a Vice President and General Counsel of the Company since March, 1997.

         B. In the course of his employment, Key Employee has acquired invaluable knowledge of the Company's business and operations, including, without limitation, knowledge of the overall corporate structure, corporate financing documentation, project financing documentation, preferred stock instruments, business plan, and specific assets (including predecessor assets) of the Company.

         C. In March, 1999, the Company announced that it had retained BT Alex. Brown to serve as the Company's investment advisor with respect to the exploration of strategic alternatives for the Company.

         D. Effective as of June 30, 1999, the Company implemented a corporate restructuring program, which included the elimination of 24 jobs, or approximately 18% of its workforce, including, without limitation, the positions of chief financial officer and chief operating officer.

         E. As a result of the implementation of the corporate restructuring program, the Company will require that Key Employee take on additional responsibilities as both an officer and General Counsel in connection with the continuing operation of the Company's business.

         F. In view of the Company's continuing exploration of potential strategic alternatives, together with the implementation of the corporate restructuring program, the Company recognizes that the possibility of a significant transaction and the uncertainty and questions which may arise concerning the foregoing, could result in the Key Employee's departure or distraction to the detriment of the Company and its stockholders.

         G. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of Key Employee.

         H. The Company has established a stay bonus program (the "BONUS PROGRAM") for the benefit of Key Employee on the terms described herein to encourage Key Employee to remain in the employ of the Company.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Key Employee hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. TITLE. Key Employee shall continue to serve as General Counsel, and effective as of the date hereof is hereby appointed to serve as a Senior Vice President of the Company.

         3. BONUS PROGRAM. The Bonus Program shall consist of the following:

              a. 1999 ANNUAL BONUS. Company agrees to pay Key Employee a guaranteed annual bonus in cash for the calendar year 1999 in an amount equal to $40,500, payable in full on or before March 15, 2000.

              b. ADDITIONAL BONUS. Company agrees to pay Key Employee a guaranteed lump sum bonus in cash in an amount equal to $135,000 on or before December 15, 1999.

         4. EMPLOYMENT TERM. In consideration of the payment of the amounts set forth in paragraph 3 above, Key Employee agrees to remain an employee of the Company from the date hereof through and including June 1, 2000, unless otherwise terminated by the Company.

         5.   ELIGIBILITY.

              a. Key Employee shall be entitled to receive the bonuses set forth above provided that (i) Key Employee is employed by the Company on the dates payments are due under paragraph 3 above, or (ii) Key Employee is no longer employed by the Company on such dates solely as a result of death or permanent disability. Notwithstanding anything to the contrary set forth herein, in the event Key Employee is terminated without "Cause" prior to the payment of all amounts due under paragraph 3 above, the amounts payable under subparagraphs 3(a) and 3(b) above which have not yet been paid to Key Employee shall be paid in full by the Company to Key Employee within fifteen (15) days following the date of termination.

              b. If, after the date of this Agreement, the Company moves (or decides to move) its headquarters presently located at 2601 South Bayshore Drive, Miami, Florida 33133 to a new location outside of Miami-Dade County, Florida (a "New Location"), and Key Employee's continued employment with the Company (or its successor) is conditioned upon Key Employee's agreement to work within the New Location, Key Employee may elect to terminate his employment with the Company (or its successor) and such election shall be treated as a termination of Key Employee's employment by the

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

         Company (or its successor) without "Cause." In addition, for purposes of this Agreement, in the event the Company (or its successor) reduces Key Employee's base salary and/or fringe benefits, Key Employee may elect to terminate his employment with the Company (or its successor) and such election shall be treated as a termination of Key Employee's employment by the Company (or its successor) without "Cause." To make either of these elections, Key Employee must deliver a written notice to the Company advising the Company (or its successor) of his election within ten (10) business days following receipt of written notice from the Company (or its successor) informing Key Employee of either (i) the Company's (or its successor's) decision to relocate to the New Location, or (ii) the Company's (or its successor's) decision to reduce Key Employee's base salary and/or fringe benefits.

              c. For purposes of this Agreement, the term "CAUSE" shall mean (i) Key Employee's substantial failure to satisfactorily perform his reasonably assigned duties to the Company or any of its subsidiaries or affiliates, (ii) dishonesty in the performance of Key Employee's duties to the Company, its subsidiaries or affiliates, (iii) an act or acts on Key Employee's part constituting a felony under the laws of the United States or any state thereof or crime involving moral turpitude, (iv) Key Employee's material breach of any written policy or practices of the Company, its subsidiaries or affiliates, or (v) any other act or omission by Key Employee which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates. For such purposes, the term Company shall mean the Company or its successor, as the case may be.

         6.   MISCELLANEOUS.

              a. Rights to the payment of any sums payable hereunder may not be assigned, transferred, pledged or otherwise alienated by Key Employee, other than by will or the laws of descent and distribution. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sales of stock, sale of assets or otherwise.

              b. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

              c. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangement, both oral and written, between the Key Employee and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Key Employee.

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

              d. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered mail or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidence by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Atlantic Gulf Communities Corporation, 2601 S. Bayshore Drive, Miami, Florida 33133, Attention: President, and
         (ii) if to the Key Employee, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice to the other.

              e. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

              f. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any rights hereunder shall not be construed as a waiver by such party of such right or of such party's future exercise of such right.

              g. Company and Key Employee hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement.

              h. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              i. This Bonus Program is in addition to, and not in lieu of, participation in any other bonus or incentive compensation programs to which Key Employee is currently entitled to participate and shall not be deemed to limit or restrict in any way the Company from making any bonus or other payment to Key Employee under any other plan or agreement, whether now existing or hereinafter in effect.

              j. Unless otherwise determined by the Company, any payments made hereunder shall not be taken into account in computing Key Employee's salary or

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

         compensation for the purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance or other benefit plan of the Company or its affiliates, or (ii) any agreement between the Company or its affiliates and Key Employee.

              k. Except as may be required by law or court order or as otherwise permitted or expressly contemplated herein or as necessary to enforce the terms hereof, Key Employee agrees not to disclose to any third party other than members of the board of directors of the Company or such agents, employees or other personnel of the Company designated in writing by the President and Chief Executive Officer the existence, the subject matter or terms of the Bonus Program or this Agreement, without the prior written consent of the Company ("CONFIDENTIAL INFORMATION"); provided, however, that any information regarding the Bonus Program, this Agreement or Confidential Information that is otherwise publicly available, without breach by Key Employee, shall not be subject to the prohibition on disclosure set forth herein.

              l. Nothing herein shall be construed as conveying any rights to Key Employee of continued employment with the Company.


                                       ATLANTIC GULF COMMUNITIES CORPORATION


                                       By:
                                           -------------------------------------
                                             J.  Larry  Rutherford,   President,
                                             Chief    Executive    Officer   and
                                             Chairman of the Board


                                           -------------------------------------
                                            Joel K. Goldman

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